EXHIBIT I

                CSW International Two, Inc.*
                    Statement of Income
         For the Twelve Months Ended March 31, 1999
                        (Unaudited)


                                                   (millions)
Operating Revenues
    Electric revenues                                $ 1,540
    Other diversified                                    172
                                                  -----------
                                                       1,712

Operating Expenses
    Cost of electric sales                             1,033
    General and administrative                           265
    Depreciation and amortization                         98
    Other diversified                                    109
                                                  -----------
                                                       1,505

Operating Income                                         207
                                                  -----------

Other Income and (Deductions)
    Interest income                                       25
    Interest expense                                    (113)
                                                  -----------
                                                         (88)
                                                  -----------

Income Before Income Taxes                               119

Provision for Income Taxes                                 9
                                                  -----------

Net Income                                             $ 110
                                                  ===========


* SEEBOARD plc is an indirect wholly owned subsidiary of CSW International Two, Inc.